3: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2002
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.

The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.

The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.

The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.

The Consent of Independent Accountants is attached hereto as Exhibit C.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN

CATERPILLAR INC. (Issuer)
March 31, 2003	By:	/s/ F. Lynn McPheeters
		Name:	F. Lynn McPheeters
		Title:	Vice President and Chief Financial Officer

Caterpillar Inc.

Foreign Service Employees'

Stock Purchase Plan

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the Caterpillar Inc.
Foreign Service Employees'
Stock Purchase Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Foreign Service Employees' Stock Purchase Plan (the Plan) at December 31, 2002, and the changes in net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Management has chosen to present only one year financial statements.

Peoria, Illinois

March 27, 2003

EXHIBIT A

CATERPILLAR INC.
STOCK PURCHASE PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2002

2002

Investment in Caterpillar Inc. common stock	$1,028,098

Participant contributions receivable	9,232
Employer contributions receivable	4,985

Net assets available for benefits	$1,042,315

EXHIBIT B

CATERPILLAR INC.
STOCK PURCHASE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2002

2002

Contributions:
Participants	$108,471
Employer	58,491

Total contributions	166,962

Investment income (loss):
Dividends	32,206
Net (depreciation) in fair value of common stock	(284,471)

Net investment (loss)	(252,265)

Withdrawals	(247,981)

(Decrease) in net assets available for benefits	(333,284)

Net assets available for benefits:
Beginning of year	1,375,599

End of year	$1,042,315

CATERPILLAR INC.
STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Foreign Service Employees' Stock Purchase Plan provides only general information. Employees should refer to the Plan agreement for a more complete While an employee, a participant may elect to withdraw all participant contributions and related earnings as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may elect (with spousal consent, if applicable) various annuity payments.

Administration

The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time. In the event of Plan termination, each participant shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the Plan will be allocated to participant accounts and distributed in such a manner as the Company may determine.

Risks and uncertainties

The Plan provides for investments in the Company's common stock. Investment securities are exposed to various risks, including market risk. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting

The Plan's accounts are maintained on the accrual basis of accounting.

Investments

The Plan's investments are stated at fair value. Caterpillar Inc. common stock is valued at quoted market prices. Income from investments is recorded as earned.

Contributions

Contributions to the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

Administrative expenses

Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals

Withdrawals are recorded when paid.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) to acquire ownership interests in the Company through repurchases of its common stock.

Participation

Generally, employees of the participating employers, other than those employed under collective bargaining agreements, who meet certain age, service and citizenship or residency requirements, and are ineligible to make contributions under the Employees' Investment Plan adopted by the Company, are eligible to participate in the plan. Participation commences upon an eligible employee filing an application with the Investment Plan Committee. Participating eligible employees (the participants) may acquire ownership interests in the Company through purchases of its common stock.

Participant accounts

The participant's account is credited with the participant's contribution. The employer account of each participant is credited with the employer's contribution. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested accounts.

Contributions

Participant contributions are made through after-tax payroll deductions based on a percentage (2%-6%) of total earnings as elected by the employee. Participants with 25 or more years of service with the employers may contribute an additional 1%-4% of earnings.

Employer contributions are 50%, 66-2/3% or 80% of participant contributions (up to 6% of earnings), based on the participant's years of service.

Investment programs

Employer contributions are invested entirely in Caterpillar Inc. common stock.

Vesting and distribution provisions

Participants are immediately fully vested at all times in participant contributions and earnings thereon.

Participants begin vesting in employer contributions generally after the end of the second year of plan participation. Participants generally vest at the rate of 33% per year, resulting in full vesting by participants in employer contributions after five years of service with the Company. Any amounts not vested at withdrawal are forfeited and are applied to reduce the amount of future employer contributions to the Plan. Shares become fully vested upon retirement, permanent disability or death.

While an employee, a participant may elect to withdraw all participant contributions and related earnings as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may elect (with spousal consent, if applicable) various annuity payments.

Administration

The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time. In the event of Plan termination, each participant shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the Plan will be allocated to participant accounts and distributed in such a manner as the Company may determine.

Risks and uncertainties

The Plan provides for investments in the Company's common stock. Investment securities are exposed to various risks, including market risk. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting

The Plan's accounts are maintained on the accrual basis of accounting.

Investments

The Plan's investments are stated at fair value. Caterpillar Inc. common stock is valued at quoted market prices. Income from investments is recorded as earned.

Contributions

Contributions to the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

Administrative expenses

Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals

Withdrawals are recorded when paid.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-43929, as amended) of Caterpillar Inc. of our report dated March 27, 2003 relating to the financial statements of the Caterpillar Foreign Service Employees' Stock Purchase Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Peoria, Illinois
March 27, 2003